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THE KOREA FUND, INC.
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(Name of Person(s) Filing Proxy Statement,
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Dear Stockholders:

We are pleased to enclose the notice of and proxy statement for a Special Meeting of Stockholders of The Korea Fund, Inc. (NYSE: KF; the “Fund”) to be held at 4:00 p.m., Eastern time, on April 11, 2007, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York (the “Meeting”).

We are asking for your vote on the following matters:

•	To approve a new investment management agreement for the Fund with RCM Capital Management LLC (“RCM SF”);

•	To approve a new sub-advisory agreement between RCM SF and RCM Asia Pacific Limited (“RCM AP”); and

•	To approve the issuance of Fund shares at a price below net asset value in connection with a capital gains distribution payable in Fund shares (valued at the lower of market price or net asset value) or, at the election of the stockholder, in cash.

We would like to provide you with some background information on the issues we are proposing to stockholders and ask for your vote on these important proposals affecting the Fund.

Proposed Manager Change

On my assuming the position of chairman of your Fund’s board of directors (the “Board”), following the Annual Stockholders Meeting in 2005, the Board clarified that the Fund’s investment policy is to ‘seek long term capital growth through seeking to outperform the Fund’s benchmark by active management across the large-, medium- and small-cap sectors of the Korean equity markets.’ Simultaneously, the Board instigated certain changes in order to better monitor the Fund’s investment process and performance.

These changes included:

•	the formation of an Investment Committee of the Board specifically tasked with monitoring investment-related matters;

•	the development of a broader peer group against which to monitor the Fund’s performance; and

•	the appointment of an independent specialist investment consulting firm with a strong presence in Asia to provide the Board with comprehensive quarterly analysis of both the style and performance of your Fund’s portfolio.

By the third quarter of 2006, the Board, working closely with its consultant, Mercer Investment Consulting’s Asia office, determined that it should consider alternative investment managers for the Fund. With the assistance of its independent investment consulting firm, the Board developed an initial list of some 12 investment managers, all with proven expertise in the Korean equity market. The Board then reduced this initial list to a short list of five firms through a process that involved on-site due diligence by the consultant and in-person presentations by the consultant to the Board. In October 2006, the Board held in-person

“beauty parades” with the five finalists. After these in-person presentations, the Board requested and reviewed considerable further due diligence materials from three of the finalists with the help of significant research and assistance from its consultant. At a subsequent in-person board meeting held over two days in early December 2006, after having given careful consideration to each of the finalists, as well as the Fund’s current investment manager, the Board unanimously determined to pursue RCM SF as the Fund’s investment manager and RCM AP as a sub-adviser to the Fund, subject to further diligence and finalization of material terms. On January 25, 2007, the Board unanimously approved the new contracts described herein, subject to approval by the Fund’s stockholders.

RCM SF and its affiliates (“RCM”) make up a global investment organization consisting of separate affiliated entities with offices in key financial centers around the world, including San Francisco, London, Frankfurt, Hong Kong, Tokyo and Sydney. As of December 31, 2006, these affiliated entities collectively advised or managed approximately $155 billion, including approximately $21 billion managed by RCM SF in San Francisco and approximately $10 billion managed by RCM AP in Hong Kong. RCM is part of the Allianz Global Investors Group. Research is at the cornerstone of RCM’s global investment process and this fundamental research is organized globally by industry sector. RCM includes a market research capability known as Grassrootssm that complements the fundamental research of its career analysts. RCM manages mutual funds and unit trusts, insurance funds, corporate funds, pension funds, endowment and charity funds and government institutional monies in North America, Europe and Asia Pacific.

The investment management business of RCM in the Asia Pacific region was established in Hong Kong in 1983 (formerly Thornton Management) providing international investors with specialist Asian equity management through a range of mutual finds and discretionary management services. Hong Kong remains RCM’s regional center with 37 investment professionals managing a range of Asian regional and single country portfolios. RCM in Asia Pacific also has offices in Tokyo and Sydney. The investment approach in Asia seeks to identify companies that can deliver superior risk adjusted returns as a result of a re-rating or through the identification of earnings drivers that are not thought to be discounted fully in the current price. Using its proprietary research, RCM builds portfolios stock by stock while taking account of the implied sector allocation for risk control purposes. The majority of active return is expected to be a result of stock levels considerations. From Hong Kong, RCM manages approximately $1 billion in Korean equities including dedicated funds organized for non-US investors.

In short, the Board identified RCM as possessing:

•	impressive and focused research, at both the macro and micro levels;

•	a concentrated portfolio construction methodology, driven by its research;

•	a risk management process which is independent of the individual portfolio manager;

•	a strong Asian presence;

•	a boutique asset management culture with strong and supportive ownership by Allianz SE (parent company to RCM);

•	performance that has been historically successful in the Korean stock market as well as other equity markets;

•	strong and well-integrated U.S. and local compliance oversight; and

•	infrastructure and marketing support from its affiliate, Allianz Global Investors Fund Management LLC, especially in the closed-end investment company field, a key growth area for the group.

Additional information regarding RCM and its affiliates is set out in the accompanying proxy statement.

Following negotiation of mutual satisfactory contract terms, the Board of Directors approved, on January 25, 2007, new investment management and sub-advisory agreements with RCM SF and RCM AP. These contracts are being submitted for your approval as described in the proxy statement. Beginning April 1, 2007, RCM SF and RCM AP will serve as the investment manager and sub-adviser, respectively, to the Fund pursuant to interim agreements, as permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), pending stockholder approval of the new contracts.

Proposal to Declare Capital Gains Dividend in Stock

It has been the Fund’s investment manager’s style to ‘buy and hold’ investments for a long period of time, and this approach has resulted in some very rewarding capital gains in the portfolio since its inception some 24 years ago. However, unrealized capital gains have become such a large percentage of the total value of the Fund’s portfolio that the Board believes they have begun to inhibit the proactive investment decision-making necessary to sustain good performance in the future. As of December 31, 2006, unrealized capital gains represented approximately 81% of the Fund’s net assets. The Board expects that the Fund’s new manager will make substantial changes to the Fund’s current holdings in connection with the transition of the portfolio which will likely result in the realization of a significant amount of capital gains. Under the U.S. Internal Revenue Code, any such realized gains must be distributed to stockholders by the end of the year in order to avoid income and excise taxes. Paying such dividends in cash would likely require the sale of additional portfolio holdings during the current year, the capital gains realized from which would also need to be distributed. In short, this builds a so-called “cascading” effect — somewhat similar to a snowball running downhill, gaining size as it descends — which will cause the Fund to shrink, likely causing its expense ratio to increase. A potential way of mitigating this cascade is to pay out capital gains in Fund shares, with a cash alternative, which will more easily permit those stockholders wishing to maintain exposure to Korea to retain their positions. The expected capital gains distribution paid in Fund shares will be issued at the lower of the market value of Fund shares or net asset value of Fund shares. As the Fund’s shares are currently trading at a discount to net asset value, it is likely that those stockholders electing a pay out in Fund shares will receive such shares at a price below net asset value. By reinvesting the capital gains distribution in the Fund, stockholders will reduce the amount by which the Fund will shrink, thereby reducing the likelihood of an increase in the Fund’s expense ratio. Alternatively, stockholders wishing to raise cash may either sell stock or elect to accept the dividend in cash. Additional information on this issue is set out in the proxy statement.

I appreciate that some stockholders might be reluctant to pay capital gains taxes at this time on an investment that has performed so well over time. I sympathize with such thinking but the alternative requires considering. Your Board believes that a significant contributor to the Fund’s underperformance over the more recent period as compared to both its benchmark and peer group has been the reluctance to realize significant amounts of gains through a repositioning of the portfolio to take better advantage of current market conditions. Your Board would view any long-term underperformance of the Fund as a very serious concern: such long-term underperformance would lead to a surplus of sellers of Fund shares in the market, which, in turn will lead to an increase in the discount. An increase in the discount will, in turn, lead to increasing stockholder dissatisfaction, which could push the Fund toward more aggressive discount management techniques that might decrease the total size of the Fund and increase the Fund’s total expense ratio. Over time, this could all lead to the ultimate demise of the Fund. Given the positive stance of your Board to seek to continue the success of this Fund and indeed to grow it in the years to come, supported by, we believe, a strong majority of shareholders, your Board believes the portfolio restructuring that it expects to occur with the transition to the new manager will help the Fund achieve better performance going forward relative to its benchmark and to its peer group. An unavoidable consequence of the portfolio restructuring will be the realization of significant amounts of gains, which may require stockholders to pay taxes thereon. However, an enhanced performance of your Fund would lead to additional buyers, potentially narrowing the discount, and decreasing the Fund’s expense ratio.

The Board of Directors of the Fund unanimously believes the proposals are in the best interests of the Fund and its stockholders and recommends that you vote “for” the approval of the proposals described in the proxy statement.

Stockholders who are unable to attend the Meeting are strongly encouraged to vote by proxy, which is customary in corporate meetings of this kind. A proxy statement regarding the Meeting, a proxy card for your vote at the Meeting, and an envelope — postage prepaid — in which to return your proxy card are enclosed. You may also vote by touch-tone telephone or through the Internet by following the instructions on the enclosed proxy card.

Following this letter, we have included some questions and answers regarding the issues set out in this proxy statement. This information is intended to help you answer questions you may have and help you cast your votes, and is being provided as a supplement to, not a substitute for, the proxy statement, which we urge you to review carefully.

Your vote is very important to us and if you have concerns please feel free to contact me at (+44 7768 068 200). In addition, please be aware that our proxy solicitor may contact you in connection with these matters.

Thank you for your attention, for your response and for your continued investment in the Fund.

Yours very sincerely,

Julian Reid
Chairman of the Board,
on behalf of the full Board

STOCKHOLDERS ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

QUESTIONS AND ANSWERS
REGARDING THE PROXY STATEMENT AND
SPECIAL MEETING OF STOCKHOLDERS

While we encourage you to read the full text of the enclosed proxy statement, for your convenience, we have provided a brief overview of the matters to be voted on.

Q.	What am I being asked to vote on in this proxy statement?

A.	You are being asked to vote on proposals to:

1.	Approve a new investment management agreement between the Fund and RCM Capital Management LLC (“RCM SF”), pursuant to which RCM SF will become the Fund’s new investment manager.

2.	Approve a new sub-advisory agreement between RCM SF and RCM Asia Pacific Limited (“RCM AP”), pursuant to which RCM AP will become the Fund’s new sub-adviser.

3.	Approve the issuance of Fund shares at a price below net asset value in connection with a capital gains distribution to be made in Fund shares (valued at the lower of market price or net asset value) or, at the election of the stockholder, in cash.

Proposed Manager Change

Q.	Why am I being asked to vote on new management agreements?

A.	On January 25, 2007, after careful consideration of possible alternatives to the Fund’s investment management arrangements, the Board of Directors, which consists entirely of independent directors, unanimously determined that it would be in the best interests of the Fund and its stockholders to select RCM SF and RCM AP as the new investment advisers for the Fund and approved, subject to stockholder approval, new investment management and sub-advisory agreements. In addition, the Board of Directors, as permitted by the Investment Company Act of 1940 (the “1940 Act”), approved an interim investment management agreement between the Fund and RCM SF, an interim sub-advisory agreement between RCM SF and RCM AP and a sub-administration agreement between RCM SF and Allianz Global Investors Fund Management LLC (“AGIFM”), all of which will become effective on April 1, 2007. Pursuant to the interim agreements, RCM SF will serve as interim investment manager to the Fund, and RCM AP will serve as interim sub-adviser to the Fund until the earlier of the date that shareholder approval of the new agreements is obtained or August 29, 2007.

RCM SF was founded as Rosenberg Capital Management and began managing assets in 1970. RCM SF is a wholly owned indirect subsidiary of Allianz SE, a publicly traded German insurance and financial services company. RCM SF is a Delaware limited liability company, located at Four Embarcadero Center, San Francisco, California 94111.

Although the Asia Pacific presence of RCM SF and its affiliates (“RCM”) has been established in Hong Kong since 1983, RCM AP was formed in 2006 and licensed by the Hong Kong SFC and U.S. Securities and Exchange Commission in January of 2007. RCM AP is in the process of succeeding to all of Allianz Global Investors Hong Kong Limited’s equity management business in Hong Kong as part of a legal restructuring by Allianz Global Investors of its group companies in the Asia Pacific. RCM AP is a wholly owned indirect subsidiary of Allianz SE. RCM AP is located at 21/F, Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong. The assets under management to which it will succeed were approximately $9.5 billion as of December 31, 2006. RCM AP has not previously managed a U.S. registered investment company.

Organized in 2000, AGIFM provides investment management, advisory and fund administration services to a number of closed-end and open-end investment company clients. AGIFM is a wholly owned indirect subsidiary of Allianz SE. As of December 31, 2006, AGIFM and its investment management affiliates had approximately $691.9 billion in assets under management. AGIFM has it principal offices at 1345 Avenue of the Americas, New York, New York 10105.

Q.	Could you tell me more about RCM?

A.	RCM is a global investment organization consisting of separate affiliated entities with offices in key financial centers around the world, including San Francisco, London, Frankfurt, Hong Kong, Tokyo and Sydney. As of December 31, 2006, these affiliated entities collectively advised or managed approximately $155 billion, including approximately $21 billion managed by RCM SF in San Francisco and approximately $10 billion managed by RCM AP in Hong Kong. RCM is part of the Allianz Global Investors Group. Research is at the cornerstone of RCM’s global investment process and this fundamental research is organized globally by industry sector. RCM includes a market research capability known as Grassrootssm that complements the fundamental research of its career analysts. RCM manages mutual funds and unit trusts, insurance funds, corporate funds, pension funds, endowment and charity funds and government institutional monies in North America, Europe and Asia Pacific.

The investment management business of RCM in the Asia Pacific region was established in Hong Kong in 1983 (formerly Thornton Management) providing international investors with specialist Asian equity management through a range of mutual finds and discretionary management services. Hong Kong remains RCM’s regional center with 37 investment professionals managing a range of Asian regional and single country portfolios. RCM in Asia Pacific also has offices in Tokyo and Sydney. The investment approach in Asia seeks to identify companies that can deliver superior risk adjusted returns as a result of a re-rating or through the identification of earnings drivers that are not thought to be discounted fully in the current price. Using its proprietary research, RCM builds portfolios stock by stock while taking account of the implied sector allocation for risk control purposes. The majority of active return is expected to be a result of stock levels considerations. From Hong Kong, RCM manages a total of approximately $1 billion in Korean equities, including dedicated funds organized for non-U.S. investors.

RCM’s single country research coverage, as in the case for a dedicated Korea fund, is shared between the country specialists and the regional sector analysts, representing a subtle difference from RCM’s global approach. Country specialists tend to cover those companies that relate to local factors more than any regional (or global) factor and therefore tend to follow the mid- and small-cap sectors more closely. Sector specialists cover the larger capitalized names and typically stocks that could be recommended for regional or global portfolios. Coverage lists are set and agreed upon by both the head of regional research and the regional Chief Investment Officer.

In short, the Board has identified RCM as having impressive and focused research at both the macro- and micro-levels, a concentrated portfolio construction methodology driven by its research ideas, a strong management process that is independent of the individual portfolio manager, U.S. management that provides clear support for, and compliance control of, its Asian operations and performance that has been historically successful.

Q.	Could you tell me about RCM’s investment style?

A.	RCM’s investment philosophy in Asia Pacific is to seek out-performance over the investment cycle (typically 3 to 5 years) based upon researching and identifying growth prospects of quality companies that are incorporated in the portfolios using a disciplined investment methodology that includes both risk and liquidity controls.

Under this approach, RCM identifies stocks that fall into two main categories: (i) companies that are expected to re-rate as a result of the market’s not fully recognizing the growth potential of the business, and (ii) companies that will benefit from share price appreciation resulting from an earnings surprise.

RCM’s investment approach in Asia Pacific is predicated on a bottom-up, fundamentally driven investment process by which RCM builds portfolios based on the aggregate of individual stock recommendations after taking account of the risk characteristics at the total portfolio level.

For further information regarding RCM’s investment style, please see “Proxy Statement — Proposal 1 — Description of Investment Manager’s Investment Style.”

Q.	Will there be any significant changes to the Fund’s portfolio management?

A.	The Board expects that RCM SF and RCM AP will manage the Fund’s portfolio in line with their focused approach which will result in the Fund having a more concentrated portfolio than has previously been the case. As a result, the Board expects that RCM SF and RCM AP will make substantial changes to the Fund’s current holdings in connection with the transition of the portfolio.

Q.	How do the proposed new agreements differ from the Fund’s previous agreements?

A.	Other than its parties, term dates and fees (described below), the rights and obligations under the new investment management agreement (the “New Investment Management Agreement”) between the Fund and RCM SF are substantially identical to those under the Fund’s current investment management agreement (the “Current Investment Management Agreement”) with Deutsche Investment Management Americas Inc. (“DeIM”). With regard to the new sub-advisory agreement between RCM SF and RCM AP (the “New Sub-Advisory Agreement”), in addition to its parties, term dates and fees, the provisions of the New Sub-Advisory Agreement differ from those of the Fund’s current sub-advisory agreement (the “Current Sub-Advisory Agreement”) with Deutsche Investment Trust Management Company Limited (“DeITMC”) by significantly expanding the services to be provided by the sub-adviser. (See “Proxy Statement — Proposal 2” for a detailed discussion of how the New Sub-Advisory Agreement differs from the Current Sub-Advisory Agreement with regard to sub-advisory fees and sub-advisory services.)

Q.	Will the Fund’s total advisory services fees increase?

A.	Yes, fees will be higher relative to the recent very favorable rates more recently provided to the Fund. In consideration of the services to be rendered under the New Investment Management Agreement, the Fund will pay RCM SF a monthly fee which, on an annual basis, is equal to 0.750% per annum of the value of the Fund’s average daily net assets up to and including $250 million of assets; 0.725% per annum of the value of the Fund’s average daily net assets on the next $250 million of assets; 0.700% per annum of the value of the Fund’s average daily net assets on the next $250 million of assets; 0.675% per annum of the value of the Fund’s average daily net assets on the next $250 million of assets; and 0.650% per annum of the value of the Fund’s average daily net assets in excess of $1 billion. Under the Current Investment Management Agreement, the Fund paid DeIM a monthly fee which, on an annual basis, is equal to 0.60% per annum of the value of the Fund’s net assets up to and including $250 million of assets; 0.575% per annum of the value of the Fund’s net assets on the next $250 million of assets; 0.55% per annum of the value of the Fund’s net assets on the next $250 million of assets; 0.525% per annum of the value of the Fund’s net assets on the next $250 million of assets; and 0.50% per annum of the value of the Fund’s net assets in excess of $1 billion.

As of the end of the Fund’s last fiscal year, the Fund had net assets of $1,048,086,586 and paid an aggregate fee to the investment manager under its Current Investment Management Agreement during such period equal to $6,195,529. Had the New Investment Management Agreement been in effect during this period, the Fund would have paid the investment manager an aggregate fee equal to $7,989,875 during such period. Thus, the aggregate fee under the New Investment Management Agreement would have been 29% greater than the aggregate fee under the Current Investment Management Agreement had the New Investment Management Agreement been in effect during the Fund’s last fiscal year. As of December 31, 2006, the Fund had net assets of $883,520,572.

Fees payable under the New Sub-Advisory Agreement are paid by RCM SF, not the Fund.

Until December 2004, the Fund paid DeIM 1.000% per annum of the Fund’s net assets. At that time, DeIM voluntarily agreed to reduce fees to 0.6000% per annum in response to various pressures from the Board and certain major stockholders. Although the new management fees will be higher, particularly relative to the recent very favorable rates provided to the Fund, the Board noted that the new management fee rates paid by the Fund were lower than the applicable Lipper peer group (based on data provided by Mercer Investment Consulting).

Q.	How does the Fund’s Board of Directors recommend I vote on Proposals #1 and #2 — approval of the new investment management and sub-advisory agreements?

A.	After careful consideration over an extended period of time of possible alternatives to the previous management arrangements, the Fund’s Board of Directors has unanimously determined that it would be in the best interests of the Fund and its stockholders to select RCM SF as the new investment manager and RCM AP as the new sub-adviser for the Fund and recommends that you vote “FOR” the approval of the New Investment Management Agreement and “FOR” the approval of the New Sub-Advisory Agreement.

Proposed Issuance of Fund Shares in Connection with a Capital Gains Dividend

Q.	Why am I being asked to vote on the issuance of Fund shares in connection with a capital gains dividend?

A.	Over a long period, the Fund has built up a high level of unrealized capital gains which has made it increasingly difficult to pursue ongoing active management — a fact that the Board believes may be one factor contributing to the Fund’s recent underperformance relative to its benchmark. Although the Board understands the reluctance of many stockholders to pay taxes on capital gains distributions, it must also recognize that many Fund stockholders are not subject to taxes, and thus balance the interests of some stockholders in avoiding capital gains against the interests of all stockholders in superior performance. In addition, the proposed change in investment manager will likely create additional realization of gains, especially while the portfolio is transitioned to the new investment manager. Thereafter, the Board and the investment manager intend to monitor the gains more closely to provide a more even stream of returns to stockholders without negatively affecting the Fund’s total rate of return.

A means of optimizing the return to stockholders of such capital gains, and simultaneously reducing the “cascade” effect (see below) on the Fund, is making a capital gains distribution to stockholders that is payable in Fund shares (valued at the lower of market price or net asset value) — which may be issued at a discount to net asset value (see below). For those stockholders wishing to receive such capital gains distribution in cash, there is a cash alternative available on request.

The Fund is seeking shareholder approval of the issuance of these shares in order to ensure compliance with the New York Stock Exchange rules requiring shareholder approval for issuances in excess of 20% of the Fund’s outstanding shares and for issuances to substantial security holders of the Fund, and also as a protective matter to come within certain 1940 Act provisions regarding issuances of Fund shares at a price below net asset value.

Q.	What is “cascading” and what does it mean for the Fund?

A.	Under the U.S. Internal Revenue Code (the “Code”), the Fund is required each calendar year to distribute at least 98% of its capital gain net income for the 12-month period ending on October 31st in order to avoid an excise tax; in addition, the Fund would bear tax at the Fund level on any net capital gain income that is not distributed. If the Fund makes a capital gains distribution in cash and the Fund remains fully invested, it will need to sell additional portfolio securities to raise the cash to make the distribution. These additional sales will cause the Fund to realize additional capital gains that in turn must be distributed. As a result of this “cascade,” the Fund would shrink, likely causing an increase in the Fund’s expense ratio.

Q.	New Fund shares in connection with this proposed capital gains dividend could be offered at a discount to net asset value — why, and is it to stockholders’ benefit?

A.	It has been the Fund’s investment manager’s style to “buy and hold” investments for a long period of time, and this approach has resulted in some very rewarding capital gains in the portfolio since its inception some 24 years ago. However, unrealized capital gains have become such a large percentage of the total value of the Fund’s portfolio that the Board believes they have begun to inhibit the proactive investment decision-making necessary to sustain good performance in the future. As of December 31, 2006, unrealized capital gains represented approximately 81% of the Fund’s net assets. The Board expects that the Fund’s new manager will make substantial changes to the Fund’s current holdings in connection with the transition of the portfolio which will likely result in the realization of a significant amount of capital gains. Under the Code, any such realized gains must be distributed to stockholders by the end of the year in order to avoid income and excise taxes on the Fund. Paying such dividends in cash would likely require the sale of additional portfolio holdings during the current year, the capital gains realized from which would also need to be distributed. In short, this builds a so-called “cascading” effect — somewhat similar to a snowball running downhill, gaining size as it descends — which will cause the Fund to shrink and its expense ratio to increase. A potential way to mitigate this cascade is to pay out capital gains in Fund shares, with a cash alternative, which will more easily permit those stockholders wishing to maintain exposure to Korea to retain their positions. The expected capital gains distribution paid in Fund shares will be issued at the lower of the market value of Fund shares or net asset value of Fund shares. As the Fund’s shares are currently trading at a discount to net asset value, it is likely that those stockholders electing a pay out in Fund shares will receive such shares at a price below net asset value. By reinvesting the capital gains distribution in the Fund, stockholders will reduce the amount by which the Fund will shrink, thereby reducing the likelihood of an increase in the Fund’s expense ratio. Alternatively, stockholders wishing to raise cash may either sell stock or elect to accept the dividend in cash.

The full amount of such capital gains distribution, whether received in additional Fund shares or cash, will be reportable by stockholders who are U.S. taxpayers as long-term capital gain on their U.S. federal income tax returns. In addition, whether paid in cash or additional Fund shares, the amounts distributed will be net of any applicable withholding taxes.

Q.	How will the change in the Fund’s investment manager impact the Fund’s management of the share price discount?

A.	The Board is very aware of the concerns of share price discounts relative to the net asset value and has already commenced planning moves with the strong intent to managing any such discount for the benefit of all shareholders.

Q.	How does the Fund’s Board of Directors recommend I vote on Proposal #3 — the issuance of Fund’s shares at a price below net asset value?

A.	The Board unanimously recommends that stockholders of the Fund vote “FOR” the approval of the Fund’s ability to issue its stock at a price below net asset value in connection with its cash election dividend.

Q.	Will my vote make a difference?

A.	Your vote is needed to ensure that the proposals can be acted upon. The Fund’s Board of Directors encourages all stockholders to participate in the governance of their Fund.

Q.	Whom should I call if I have questions?

A.	If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Morrow & Co., Inc. at 1-800-607-0088.

Q.	How do I go about voting my shares?

A.	Stockholders who are unable to attend the Meeting are strongly encouraged to vote by proxy, which is customary in corporate meetings of this kind. A proxy statement regarding the Meeting, a proxy card for your vote at the Meeting, and an envelope — postage prepaid — in which to return your proxy card are enclosed. You may also vote by touch-tone telephone or through the Internet by following the instructions on the enclosed proxy card.

THE KOREA FUND, INC.

Notice of Special Meeting of Stockholders

To the Stockholders of

The Korea Fund, Inc.:

Please take notice that a Special Meeting of Stockholders (the “Meeting”) of The Korea Fund, Inc. (the “Fund”) has been called to be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY, on April 11, 2007 at 4:00 p.m., Eastern time, for the following purposes and to transact such other business, if any, as may properly come before the Meeting:

PROPOSAL 1: To approve a new investment management agreement for the Fund with RCM Capital Management LLC (“RCM SF”);

PROPOSAL 2:  To approve a new sub-advisory agreement between RCM SF and RCM Asia Pacific Limited; and

PROPOSAL 3: To approve the issuance of Fund shares at a price below net asset value in connection with a capital gains distribution payable in Fund shares (valued at the lower of market price or net asset value) or, at the election of the stockholder, in cash.

The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting or any adjournments or postponements thereof.

Holders of record of the shares of common stock of the Fund at the close of business on February 21, 2007 are entitled to vote at the Meeting or any adjournments or postponements thereof.

By order of the Board of Directors,

John Millette, Secretary

March 2, 2007

IMPORTANT:  We urge you to sign and date the enclosed proxy card and mail it in the enclosed postage-prepaid envelope or vote by touch-tone telephone or through the Internet, so as to ensure a quorum at the Meeting. This is important whether you own few or many shares. Your prompt voting may save the Fund the necessity and expense of further solicitations to ensure a quorum at the Meeting. If you can attend the Meeting and wish to vote your shares in person at that time, you will be able to do so.

If you have any questions concerning the procedures to be followed to vote your shares, please contact Morrow & Co., Inc. at 1-800-607-0088.

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Korea Fund, Inc., a Maryland corporation (the “Fund”), for use at a Special Meeting of Stockholders to be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY, on April 11, 2007 at 4:00 p.m., Eastern time, and at any adjournments or postponements thereof (collectively, the “Meeting”).

This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to stockholders on or about March 2, 2007 or as soon as practicable thereafter. If the enclosed proxy is executed and returned, or an Internet or telephonic vote is delivered, that vote may nevertheless be revoked at any time prior to its use by written notification received by the Fund (addressed to the Fund’s Secretary at the Fund’s principal executive offices, 345 Park Avenue, New York, NY 10154), by the execution of a later-dated proxy, by the Fund’s receipt of a subsequent valid Internet or telephonic vote, or by attending the Meeting and voting in person. Proxies voted by telephone or through the Internet may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, for the approval of the proposals named in the Proxy Statement and in the discretion of the proxy holders on any other matter that may properly come before the Meeting.

The presence at the Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker “non-votes” will be treated as shares that are present, but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, stockholders are urged to forward their voting instructions promptly.

Approval of the new investment management and sub-advisory agreements requires the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Fund. The term “majority of the outstanding voting securities,” as defined in the 1940 Act and as used in this Proxy Statement, means: the affirmative vote of the lesser of (i) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund.

Approval of an issuance of shares representing 20% or more of the Fund’s pre-issuance outstanding voting power, or an issuance to a substantial security holder of the Fund, requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. In addition, approval of the Fund’s ability to sell its stock at a price below net asset value pursuant to Section 23(b)(2) of the 1940 Act requires the affirmative vote of a majority of the Fund’s common stockholders.

Abstentions will have the effect of an “against” vote on each of the proposals. Broker non-votes will have the effect of an “against” vote for each of the proposals if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of a Fund. Broker non-votes will not constitute “for” or “against” votes for either of the proposals, and will be disregarded in determining the voting securities “present” if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of the Fund present at the Meeting.

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Holders of record of the common stock of the Fund at the close of business on February 21, 2007 (the “Record Date”) will be entitled to one vote per share on all business of the Meeting and any adjournments or postponements. There were 24,270,616.516 shares of common stock outstanding on the Record Date.

The Fund provides periodic reports to all stockholders, which highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the Fund’s annual report for its fiscal year ended June 30, 2006 and a copy of any more recent semi-annual report, without charge, by calling (800) 349-4281 or writing the Fund at 345 Park Avenue, New York, New York 10154.

PROPOSAL 1. APPROVAL OF NEW INVESTMENT MANAGEMENT AGREEMENT BETWEEN THE FUND AND RCM:

At the Meeting, you will be asked to approve a new investment management agreement (the “New Investment Management Agreement”) between the Fund and RCM Capital Management LLC (“RCM SF”). Beginning April 1, 2007, RCM SF will serve as the Fund’s interim investment manager pursuant to the interim investment management agreement that the Board of Directors approved on January 25, 2007. A general description of the proposed New Investment Management Agreement is included below. The form of the New Investment Management Agreement is attached hereto as Exhibit A.

On January 25, 2007, after careful consideration of possible alternatives to the Fund’s current management and sub-advisory arrangements, the Board of Directors determined that it would be in the best interests of the Fund and its stockholders to select RCM SF as the new investment manager for the Fund, succeeding Deutsche Investment Management Americas Inc. (“DeIM”). At this meeting, the Directors approved, subject to stockholder approval, the New Investment Management Agreement, pursuant to which RCM SF would become the Fund’s new investment manager. At the meeting, the Board of Directors also approved an interim investment management agreement, as permitted under the 1940 Act, pursuant to which RCM SF will serve as interim investment manager to the Fund beginning April 1, 2007. The terms of this interim investment management agreement are substantially identical to those of the New Investment Management Agreement, except that the compensation paid by the Fund to the investment manager under the interim agreement is identical to that paid under the Fund’s previous investment management agreement with DeIM (the “Current Investment Management Agreement”) and the termination provisions under the interim investment management agreement require a 10-day written notice instead of the 60-day written notice that the New Investment Management Agreement requires. The Board of Directors also approved new sub-advisory and interim sub-advisory agreements with RCM Asia Pacific Limited (“RCM AP”) (discussed below in Proposal 2) and a new sub-administration agreement with Allianz Global Investors Fund Management LLC (“AGIFM”), pursuant to which AGIFM will serve as the Fund’s sub-administrator beginning April 1, 2007.

One goal of the Board of Directors in changing the Fund’s investment manager was to engage an investment manager that would manage the Fund’s portfolio more actively than has previously been the case. Should the New Investment Management Agreement be approved by the stockholders, it is expected that RCM SF and RCM AP will make substantial changes to the Fund’s current holdings in connection with the transition of the portfolio which will likely result in the realization of a significant amount of capital gains. As of December 31, 2006, the Fund had approximately $697,643,794 in net unrealized long-term capital gains, representing approximately 81% of its net assets. As of December 31, 2006, the Fund had net assets of $883,520,572. See Proposal 3 below for the Fund’s proposed plan to address certain of the consequences to the Fund that realizing these capital gains may have on the Fund’s future operation.

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DESCRIPTION OF THE CURRENT INVESTMENT MANAGEMENT AGREEMENT

Investment Manager’s Responsibilities. Under the Current Investment Management Agreement, DeIM, as investment manager, provides the Fund with continuing investment management services. The investment manager makes investment decisions, prepares and makes available research and statistical data and supervises the acquisition and disposition of securities by the Fund, all in accordance with the Fund’s investment objectives and policies and in accordance with guidelines and directions from the Fund’s Board of Directors. The investment manager assists the Fund as it may reasonably request in the conduct of the Fund’s business, subject to the direction and control of the Fund’s Board of Directors. The investment manager is required to maintain or cause to be maintained for the Fund all books, records and reports and any other information required to be maintained under the 1940 Act to the extent such books, records and reports and any other information are not maintained by the Fund’s custodian or other agents of the Fund. The investment manager also supplies the Fund with office space in New York and furnishes clerical services in the United States related to research, statistical and investment work. The investment manager renders to the Fund administrative services such as preparing reports to, and meeting materials for, the Fund’s Board of Directors and reports and notices to Fund stockholders, preparing and making filings with the U.S. Securities and Exchange Commission (the “SEC”) and other regulatory and self-regulatory organizations, including preliminary and definitive proxy materials and post-effective amendments to the Fund’s registration statement, providing assistance in certain accounting and tax matters and investor public relations, monitoring the valuation of portfolio securities, calculation of net asset value and calculation and payment of distributions to stockholders, and overseeing arrangements with the Fund’s custodian. The investment manager agrees to pay reasonable salaries, fees and expenses of the Fund’s officers and employees and any fees and expenses of the Fund’s Directors who are directors, officers or employees of the investment manager, except that the Fund bears travel expenses (or an appropriate portion of those expenses) of Directors and officers of the Fund who are directors, officers or employees of the investment manager to the extent that such expenses relate to attendance at meetings of the Board of Directors or any committees of or advisors to the Board. During the Fund’s most recent fiscal year, no compensation, direct or otherwise (other than through fees paid to the investment manager), was paid or became payable by the Fund to any of its officers or Directors who were affiliated with the investment manager.

Under the Current Investment Management Agreement, to the extent permissible by law, the investment manager is authorized to appoint certain of its affiliates as sub-advisers to perform certain of the investment manager’s duties. In such cases, the investment manager is also authorized to adjust the duties, the amount of assets to be managed and the fees paid to any such affiliated sub-advisers. These affiliated sub-advisers must be entities that the investment manager controls, is controlled by, or is under common control with, and any such appointments are subject to the further approval of the Independent Directors and the full Board. Stockholders of the Fund that are affected by any adjustment would receive prompt notice following approval by the Directors. The management fee rates paid by the Funds do not increase as a result of any such action; all fees incurred by a sub-adviser continue to be the responsibility of the investment manager. The investment manager retains full responsibility for the actions of any such sub-adviser or delegates.

Fund Expenses. Under the Current Investment Management Agreement, the Fund pays or causes to be paid all of its other expenses, including, among others, the following: organization and certain offering expenses (including out-of-pocket expenses, but not including overhead or employee costs of the investment manager or of any one or more organizations retained by the Fund or by the investment manager as Korean adviser to the Fund); legal expenses; auditing and accounting expenses; telephone, facsimile, postage and other communications expenses; taxes and governmental fees; stock exchange listing fees; fees, dues and expenses incurred in

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connection with membership in investment company trade organizations; fees and expenses of the Fund’s custodians, subcustodians, transfer agents and registrars, and accounting agents; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering or qualifying securities of the Fund for sale; expenses related to investor and public relations; freight, insurance and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to stockholders; expenses of the dividend reinvestment and cash purchase plan (except for brokerage expenses paid by participants in such plan); costs of stationery; any litigation expenses; and costs of stockholders’ and other meetings.

Compensation Paid to the Investment Manager. In return for the services provided by the investment manager as investment manager, and the expenses it assumes under the Current Investment Management Agreement, the Fund pays DeIM a monthly fee which, on an annual basis, is equal to 0.60% per annum of the value of the Fund’s net assets up to and including $250 million of assets; 0.575% per annum of the value of the Fund’s net assets on the next $250 million of assets; 0.55% per annum of the value of the Fund’s net assets on the next $250 million of assets; 0.525% per annum of the value of the Fund’s net assets on the next $250 million of assets; and 0.50% per annum of the value of the Fund’s net assets in excess of $1 billion. As of the end of the Fund’s last fiscal year, the Fund had net assets of $1,048,086,586 and paid an aggregate fee to the investment manager under its Current Investment Management Agreement during such period equal to $6,195,529.

Non-Exclusivity. Under the Current Investment Management Agreement, the investment manager is permitted to provide investment advisory services to other clients, including clients which may invest in securities of Korean issuers and, in providing such services, may use information furnished by advisors and consultants to the Fund and others. Conversely, information furnished by others to the investment manager in providing services to other clients may be useful to the investment manager in providing services to the Fund.

Termination of the Agreement. The Current Investment Management Agreement may be terminated at any time without payment of penalty by the Fund’s Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund, or by the investment manager on 60 days’ written notice. The Current Investment Management Agreement automatically terminates in the event of its assignment (as defined under the 1940 Act), provided that an assignment to a corporate successor to all or substantially all of the investment manager’s business or to a wholly owned subsidiary of such corporate successor which does not result in a change of actual control or management of the investment manager’s business shall not be deemed to be an assignment for the purposes of the Current Investment Management Agreement.

Liability of the Investment Manager. The Current Investment Management Agreement provides that the investment manager is not liable for any act or omission, error of judgment or mistake of laws or for any loss suffered by a Fund in connection with matters to which the Current Investment Management Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the investment manager in the performance of its duties or from reckless disregard by the investment manager of its obligations and duties under the Current Investment Management Agreement. The Current Investment Management Agreement also contains provisions that provide that DeIM shall use its best efforts to seek the best overall terms available in executing transactions for the Fund and selecting brokers and dealers and shall consider on a continuing basis all factors it deems relevant, including the consideration of the brokerage and

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research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) provided to the Fund and/or other accounts over which DeIM or an affiliate exercises investment discretion. In addition, with respect to the allocation of investment and sale opportunities among the Fund and other accounts or funds managed by DeIM, the Current Investment Management Agreement provides that DeIM shall allocate such opportunities in accordance with procedures believed by DeIM to be equitable to each entity.

ADDITIONAL INFORMATION ABOUT THE INVESTMENT MANAGEMENT AGREEMENTS

The date of the Current Investment Management Agreement is April 5, 2002. The date when the Current Investment Management Agreement was last approved by the stockholders of the Fund is March 28, 2002. The date when the New Investment Management Agreement was approved by the Directors of the Fund is January 25, 2007. The termination date (unless continued) of the New Investment Management Agreement is September 30, 2008.

DESCRIPTION OF NEW INVESTMENT MANAGEMENT AGREEMENT AND DIFFERENCES BETWEEN THE CURRENT AND NEW INVESTMENT MANAGEMENT AGREEMENT

The New Investment Management Agreement for the Fund will be dated as of the date of its approval by the Fund’s stockholders. The New Investment Management Agreement will be in effect for an initial term ending on September 30, 2008, and may be continued thereafter from year to year only if specifically approved at least annually by the vote of “a majority of the outstanding voting securities” (as defined below under “Required Vote”) of the Fund, or by the Board and, in either event, the vote of a majority of the Independent Directors, cast in person at a meeting called for such purpose.

Other than its parties, term dates and fees (described below), the rights and obligations under the New Investment Management Agreement of the Fund are substantially identical to those under the Current Investment Management Agreement. Unlike the Current Investment Management Agreement, however, the New Investment Management Agreement does not expressly provide that the investment manager will furnish office space, facilities and clerical services as the Fund may require for its reasonable needs because the parties agree that such provision refers to services that RCM SF, as investment manager, typically provides for its clients and that the other provisions of the New Investment Management Agreement obligate RCM SF to provide such services to the Fund.

COMPARISON OF FEES

In consideration of the services to be rendered under the New Investment Management Agreement, the Fund will pay RCM SF a monthly fee which, on an annual basis, is equal to 0.750% per annum of the value of the Fund’s average daily net assets up to and including $250 million of assets; 0.725% per annum of the value of the Fund’s average daily net assets on the next $250 million of assets; 0.700% per annum of the value of the Fund’s average daily net assets on the next $250 million of assets; 0.675% per annum of the value of the Fund’s average daily net assets on the next $250 million of assets; and 0.650% per annum of the value of the Fund’s average daily net assets in excess of $1 billion.

As described above, under the Current Investment Management Agreement, the Fund paid DeIM a monthly fee which, on an annual basis, is equal to 0.60% per annum of the value of the Fund’s net assets up to and including $250 million of assets; 0.575% per annum of the value of the Fund’s net assets on the next $250 million of assets;. 0.55% per annum of the value of the Fund’s net assets on the next $250 million of assets; 0.525% per annum of the value of the Fund’s net assets on the next $250 million of assets; and

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0.50% per annum of the value of the Fund’s net assets in excess of $1 billion. As of the end of the Fund’s last fiscal year, the Fund had net assets of $1,048,086,586 and paid an aggregate fee to the investment manager under its Current Investment Management Agreement during such period equal to $6,195,529. Had the New Investment Management Agreement been in effect during this period, the Fund would have paid the investment manager an aggregate fee equal to $7,989,875 during such period. Thus, the aggregate fee under the New Investment Management Agreement would have been 29% greater than the aggregate fee under the Current Investment Management Agreement had the New Investment Management Agreement been in effect during the Fund’s last fiscal year.

Until December 2004, the Fund paid DeIM 1.000% per annum of the Fund’s net assets. At that time, DeIM voluntarily agreed to reduce fees to 0.6000% per annum in response to various pressures from the Board and certain major stockholders. Although the new management fees will be higher, particularly relative to the recent very favorable rates provided to the Fund, the Board noted that the new management fee rates paid by the Fund were lower than the applicable Lipper peer group (based on data provided by Mercer Investment Consulting).

The following table provides a comparison of the fees paid to the investment manager during the Fund’s last fiscal year under the Current Investment Management Agreement with the fees that the Fund would have paid the investment manager during that same period had the New Investment Management Agreement been in effect.

		Approximate Net
		Assets as of the	Aggregate Fee Paid
		End of the Last	by Fund to
Agreement	Management Fee	Fiscal Year	Investment Manager

Current Investment Management Agreement	As a percentage of the Fund’s net assets: 0.60% up to $250 million; 0.575% on the next $250 million; 0.55% on the next $250 million; 0.525% on the next $250 million; 0.50% over $1 billion.	$1,048,086,586	$6,195,529

New Investment Management Agreement	As a percentage of the Fund’s average daily net assets: 0.750% up to $250 million; 0.725% on the next $250 million; 0.700% on the next $250 million; 0.675% on the next $250 million; 0.650% over $1 billion.	$1,048,086,586	$7,989,875

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The following example is intended to help you compare the expenses you would pay on a $1000 investment under the Current Investment Management Agreement with those under the New Investment Management Agreement, assuming a 5% annual return:

Example: You would pay the
following expenses on a $1,000
investment, assuming a 5% annual
return	1 Year	3 Years	5 Years	10 Years

Under the Current Investment Management Agreement	$6	$18	$31	$70

Under the New Investment Management Agreement	$7	$23	$40	$88

BOARD CONSIDERATIONS

In the summer of 2006, the Board commenced a comprehensive review of the Fund’s current investment management arrangements with DeIM. The Board’s review included conducting a request for proposals process for potential new managers for the Fund with assistance of an independent consultant to the Board. In December 2006, the Board announced that the Directors had unanimously agreed to pursue negotiations with RCM SF and affiliated entities to provide investment management and administrative services to the Fund.

On January 25, 2007, the Board unanimously approved an interim Investment Management Agreement with RCM SF as the Fund’s investment manager, an interim Sub-Advisory Agreement between RCM SF and RCM AP and an interim sub-administration agreement between RCM SF and AGIFM, each effective as of April 1, 2007, and unanimously voted to recommend that the New Investment Management Agreement and Sub-Advisory Agreement be approved by stockholders.

In reaching its decision to recommend that stockholders approve the New Investment Management Agreement and New Sub-Advisory Agreement, the Board considered the following factors, among others:

•	RCM AP’s investment performance relative to the investment performance of the Fund, and relative to various benchmarks and industry peer groups. In this regard, the Board observed that RCM AP’s performance had outperformed the Fund and its benchmark in recent 1 year, 3 year and 5 year periods based on performance information provided by the Fund’s investment consulting firm, Mercer Investment Consulting. The Board also observed that RCM AP had performed well relative to other funds in its Lipper peer group and the Fund’s peer group identified by the Board.

•	The resources and operations of RCM SF and its affiliates, including the experience and professional qualifications of RCM SF-affiliated personnel that would be providing compliance and other services to the Fund. The Board noted that, pursuant to the Current and New Investment Management Agreement, Current and New Sub-Advisory Agreement and sub-administration agreement, RCM SF, RCM AP and AGIFM will provide similar services to those provided by DeIM and its affiliates.

•	With regard to the New Investment Management Agreement, New Sub-Advisory Agreement and sub-administration agreement, the Board considered its terms and conditions, as well as the fee rates that would be applicable to the arrangements. The interim agreements have identical fee terms as to those currently in place. The permanent agreements recommended to be approved by stockholders reflect an increase in fees but are still below average for comparable closed-end funds. The Board concluded that any economies of scale to be enjoyed by RCM SF were properly reflected in the fee arrangements for the benefit of the Fund’s stockholders, and that in light of the Fund’s closed-end structure there were limited

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opportunities for future material asset growth. In particular, the Board considered that the current tax position of the Fund is expected to lead to a reduction in the Fund’s net assets in the coming years.

•	RCM SF and its affiliates’ personnel (including particularly those personnel with responsibilities for providing services to the Fund), resources, policies and investment processes. In this regard, the Board concluded that the quality and range of services provided by RCM SF and its affiliates should benefit the Fund and its stockholders.

•	The nature, scope and quality of the services proposed to be provided by RCM SF and its affiliates to the Fund. In this regard, the Board considered, among other things, that the types of services to be provided under the previous Investment Advisory, Management and Administration Agreement were comparable to those typically found in agreements of such type, and the proposed New Investment Management Agreement, New Sub-Advisory Agreement and sub-administration agreement would result in a comparable level of services.

•	The estimated costs of the services to, and profits realized by, RCM SF and its affiliates from their relationships with the Fund. In this regard, the Board considered that RCM SF’s future profitability would likely be lower than its estimated current profitability as a result of the reduction in the Fund’s net assets likely to result from the Fund’s current tax position noted above.

•	The investment management fee rates paid to RCM SF relative to those payable for similar accounts advised by RCM SF, including differences in the scope of services typically provided to mutual funds relative to institutional accounts. The Directors noted that the fee rates paid by the Fund were lower than the applicable Lipper peer group (based on data provided by Mercer Investment Consulting). The Board gave a lesser weight to fees paid by similar institutional accounts advised by RCM SF, in light of the material differences in the scope of services provided to mutual funds as compared to those provided to institutional accounts. Taking into account the foregoing, the Board concluded that the proposed new fee schedule represented reasonable compensation in light of the nature, extent and quality of the investment services being provided to the Fund.

•	The practices of RCM SF and RCM AP regarding the selection and compensation of brokers and dealers executing portfolio transactions for the Fund, including RCM AP’s soft dollar practices. The Board considered that a portion of the Fund’s brokerage may be allocated to affiliates of RCM SF, subject to compliance with applicable SEC rules. The Board also reviewed and approved, subject to ongoing review by the Board, a plan whereby a limited portion of the Fund’s brokerage may in the future be allocated to brokers who acquire (and provide to RCM SF and its affiliates) research services from third parties that are generally useful to RCM SF and its affiliates in managing client portfolios. The Board indicated that it will monitor the allocation of the Fund’s brokerage to ensure that the principle of “best price and execution” remains paramount in the portfolio trading process.

•	RCM SF’s commitment to and record of compliance, including its written compliance policies and procedures. In this regard, the Board considered the significant attention and resources dedicated by RCM SF to documenting its compliance processes. The Board noted in particular (i) the experience and seniority of the Fund’s chief compliance officer, who reports to the Board; (ii) the large number of compliance personnel who report to the Fund’s chief compliance officer; and (iii) the substantial commitment of resources by RCM SF to compliance matters.

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Based on all of the foregoing, the Board determined to approve the Fund’s New Investment Management Agreement and New Sub-Advisory Agreement and concluded that the Agreements were in the best interests of the Fund’s stockholders.

In reaching this conclusion the Board did not give particular weight to any single factor identified above. The Board considered these factors over the course of numerous meetings, many of which were in executive session with only the Directors and their counsel present. It is possible that individual Directors may have weighed these factors differently in reaching their individual decisions to approve the New Investment Management Agreement and Sub-Advisory Agreement.

INFORMATION ABOUT RCM SF

RCM SF and its affiliates (“RCM”) make up a global investment organization consisting of separate affiliated entities with offices in key financial centers around the world, including San Francisco, London, Frankfurt, Hong Kong, Tokyo and Sydney. As of December 31, 2006, these affiliated entities collectively advised or managed approximately $155 billion, including approximately $21 billion managed by RCM SF in San Francisco and approximately $10 billion managed by RCM AP in Hong Kong. RCM is part of the Allianz Global Investors Group.

RCM SF is a wholly owned subsidiary of RCM US Holdings LLC, located at Four Embarcadero Center, San Francisco, CA 94111. RCM US Holdings LLC is a wholly owned subsidiary of Allianz Global Investors AG, located at Nyphenburger Strasse 112-116, 80636 Munich, Germany. Allianz Global Investors AG is a wholly owned subsidiary of Allianz SE, located at Koeniginstrasse 28, Munich, Germany.

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The name, address and principal occupation of each of RCM SF’s principal executive officers and members of its Management Committee are as follows:

Name	Address	Positions with RCM SF

Udo Frank	c/o RCM,	Chief Executive Officer &
	Four Embarcadero Center,	Member of RCM Management
	San Francisco, CA 94111	Committee
Andreas Utermann	c/o RCM,	Global Chief Investment Officer
155 Bishopsgate,
London EC2M 3AD
Peter J. Anderson	c/o RCM,	Chief Investment Officer &
	Four Embarcadero Center,	Member of RCM Management
	San Francisco, CA 94111	Committee
Robert J. Goldstein	c/o RCM,	Chief Operating Officer,
	Four Embarcadero Center,	General Counsel and Member of
	San Francisco, CA 94111	RCM Management Committee
Gregory M. Siemons	c/o RCM,	Chief Compliance Officer
Four Embarcadero Center,
San Francisco, CA 94111

To the Board’s knowledge, there are currently no officers or directors of the Fund who are also officers, employees, or directors of or owners of a membership interest in RCM SF. In connection with the proposed transition of the Fund’s investment advisory arrangements, it has been proposed that the following employees of RCM SF’s affiliates will serve as officers of the Fund:

Name of Employee (RCM Affiliate Employer)	Proposed Position at the Fund

Robert J. Goldstein (an employee of RCM SF)	President
Youse Guia (an employee of Allianz Global Investors of America LP)	Chief Compliance Officer
Brian Shlissel (an employee of AGIFM)	Treasurer
Larry Altadonna (an employee of AGIFM)	Assistant Treasurer
Thomas Fuccillo (an employee of Allianz Global Investors of America LP)	Secretary
Lagan Srivastava (an employee of Allianz Global Investors of America LP)	Assistant Secretary

To the Board’s knowledge, no director of the Fund has any material interest, direct or indirect, in any material transactions since the beginning of the most recently completed fiscal year, or in any material proposed transactions, to which RCM SF or any of its parents or subsidiaries was or is to be a party.

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DESCRIPTION OF RCM’S INVESTMENT STYLE

RCM’s investment philosophy in Asia Pacific is to seek out-performance over the investment cycle (typically 3 to 5 years) based upon researching and identifying growth prospects of quality companies that are incorporated in the portfolios using a disciplined investment methodology that includes both risk and liquidity controls.

Under this approach, RCM identifies stocks that fall into two main categories: (i) companies that are expected to re-rate as a result of the market’s not fully recognizing the growth potential of the business, and (ii) companies that are expected to benefit from share price appreciation resulting from an earnings surprise.

RCM’s investment approach in Asia Pacific is predicated on a bottom-up, fundamentally driven investment process by which RCM builds portfolios based on the aggregate of individual stock recommendations after taking account of the risk characteristics at the total portfolio level.

Portfolio Construction

Portfolio construction is predominately judgmentally-driven focusing on using the best investment ideas from the research process. The portfolio manager looks to add value by taking active positions versus the benchmark where the bottom-up stock selection process identifies investment opportunities. Traders address pricing spreads and liquidity issues when discussing investment proposals with investment managers.

Members of the relevant sector research team, the designated portfolio manager, and often a representative from the Grassroots research team, register opinions and vote on stocks. These votes are recorded and re-evaluated at regular and frequent intervals. Managers look for stocks which show good potential for both secular and internal earnings growth. Through extensive research and local market awareness, RCM aims to identify both local and international trends and avoid predictable threats to a business, whether technological, regulatory, or via competition.

Idea Generation

Stock ideas at RCM are generated at the market and sector level from the stock universe. Managers look for stocks that show good potential for both secular and internal earnings growth. Through extensive research and local market awareness, RCM aims to avoid predictable threats to a business, whether technological, regulatory, or via competition.

In general, the decision at RCM to create a new position is driven by a disciplined team process based around a stock rating system. All stocks are rated on a 1 to 5 basis for considered inclusion within an equity portfolio. This systematic stock analysis ensures consistency on a global basis across RCM’s different offices.

Except as otherwise indicated earlier, RCM’s fundamental research and disciplined screening criteria are applied to each and every security proposed for inclusion in portfolios. For all stocks in the universe, RCM derives target relative P/Es to arrive at a 12-month total risk adjusted return projection. If a stock is found to have a positive relative valuation (risk/return), it becomes a “outperformer”. If negative, estimates are re-assessed, the stock monitored for possible dips in price, presenting a buying opportunity, or the idea is discarded. All outperformers are then compared to current holdings, to see if any of them have higher positive projected returns, and should therefore be purchased.

RCM’s primary sell discipline is derived from the use of a valuation system that not only flags potential outperformers, but also continually monitors for stocks which develop negative risk/return ratios. Unless the process can justify a higher P/E target, higher earnings estimates or lower specific risk, a stock is flagged as “underperformer” when it shows insufficient returns relative to the market and other stocks. There are typically

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three occurrences that trigger RCM’s sell discipline: 1) growth is compromised; 2) quality (management or financial) is compromised and/or 3) a low risk/return.

Normally, stocks are chosen for their growth prospects and therefore analysts naturally monitor stocks for their long-term suitability for equity portfolios. 12-18 months would be considered the minimum holding period although in general RCM’s investment philosophy is geared toward a long-term three-year period.

Once recommendations have been made, they are entered onto RIMS Express, the central repository for global analysis at RCM. Company fundamentals are entered, along with the analyst’s recommendations and a calculation of target price and hence percentage upside. In this way the fund manager can differentiate between votes with the same rank, on an absolute basis. The database within the proprietary system RIMS as detailed above has also been constructed to include information acquired through external systems such as IBES, Trapeze and FirstCall.

Research analysts are the primary source of investment ideas; however, RCM uses other tools to assist. Quantitative tools monitoring consensus earnings expectations are applied. Some external research is assessed which accounts for approximately 10% of RCM’s total research. Analysts are responsible for communicating ideas and recommendations to the equity team. GrassrootsSM is used for cross validation and from time to time generates ideas.

Risk Management

Risks are assessed at the overall portfolio, country, industry, style and individual stock levels. Risk review ensures that overall portfolio risks adhere to internal investment guidelines and are in line with return expectations.

Reporting to the CIO, RCM’s risk manager reviews portfolio risk with the CIO and fund managers on bi-weekly basis. On a quarterly basis, RCM’s Global CIO and global risk manager conduct portfolio risk reviews with the CIO, risk manager and fund managers in Asia to address risk control issues.

Central to portfolio construction is risk management which ensures that client’s guidelines are adhered to. Using Wilshire, APT and Style Research, the Performance & Risk Reporting Department (“PRR”) ensures that RCM’s equity teams are continuously monitored to achieve truth in labeling, meeting risk and performance targets and providing transparency and accountability with respect to performance metrics. The PRR is responsible for the calculation and analysis of portfolio returns.

REQUIRED VOTE

Approval of the New Investment Management Agreement requires the affirmative vote of a “majority of the outstanding voting securities.” The term “majority of the outstanding voting securities,” as defined in the 1940 Act and as used in this Proxy Statement, means the affirmative vote of the lesser of (i) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund.

The directors of The Korea Fund unanimously recommend that stockholders of The Korea Fund vote FOR the approval of the New Investment Management Agreement.

12    THE KOREA FUND, INC.

PROPOSAL 2. APPROVAL OF NEW SUB-ADVISORY AGREEMENT BETWEEN RCM AND RCM AP:

At the Meeting, you will be asked to approve a new sub-advisory agreement between RCM SF and RCM AP (the “New Sub-Advisory Agreement”). Beginning April 1, 2007, RCM AP will serve as the Fund’s interim sub-adviser pursuant to the interim sub-advisory agreement that the Board of Directors approved on January 25, 2007. A general description of the proposed New Sub-Advisory Agreement is included below. The form of the New Sub-Advisory Agreement is attached hereto as Exhibit B.

As discussed under Proposal 1 above, on January 25, 2007, after careful consideration of possible alternatives to the Fund’s management and sub-advisory arrangements, the Board of Directors, including a majority of the Independent Directors, determined that it would be in the best interests of the Fund and its stockholders to approve, subject to Stockholder approval, the New Sub-Advisory Agreement, pursuant to which RCM AP would become the Fund’s new sub-adviser, succeeding Deutsche Investment Trust Management Company Limited (“DeITMC”). At the meeting, the Board of Directors also approved an interim sub-advisory agreement, as permitted under the 1940 Act, pursuant to which RCM AP will serve as interim sub-adviser to the Fund beginning April 1, 2007. The terms of this interim sub-advisory agreement are substantially identical to those of the New Sub-Advisory Agreement, except that the compensation paid by the investment manager to the sub-adviser under the interim agreement is identical to that paid under the Fund’s previous sub-advisory agreement with DeITMC (the “Current Sub-Advisory Agreement”) and the termination provisions under the interim sub-advisory agreement require a 10-day written notice instead of the 60-day written notice that the New Sub-Advisory Agreement requires.

DESCRIPTION OF THE CURRENT SUB-ADVISORY AGREEMENT

The Current Sub-Advisory Agreement provides that DeITMC shall furnish DeIM with information, investment recommendations, advice and assistance, as DeIM from time to time reasonably requests. In addition, the Current Sub-Advisory Agreement provides that DeITMC shall maintain a separate staff within its organization to furnish such services exclusively to DeIM. For the benefit of the Fund, DeITMC has agreed to pay the fees and expenses of any Directors or officers of the Fund who are directors, officers or employees of DeITMC or its affiliates, except that the Fund has agreed to bear certain travel expenses of such Director, officer or employee to the extent such expenses relate to the attendance as a Director at a Board meeting of the Fund.

In return for the services it renders under the Current Sub-Advisory Agreement, DeITMC is paid by DeIM monthly compensation which, on an annual basis, is equal to 0.2875% of the value of the Fund’s net assets up to and including $50 million; 0.2750% of the value of such assets on the next $50 million; 0.2500% of the value of such assets on the next $250 million; 0.2375% of such assets on the next $400 million; and 0.2250% of such assets in excess of $750 million. During the fiscal year ended June 30, 2006, the fees paid by DeIM to DeITMC, pursuant to the Current Sub-Advisory Agreement, amounted to $3,403,137.

The Current Sub-Advisory Agreement further provides that DeITMC shall not be liable for any act or omission in the course of, connected with or arising out of any services to be rendered under the Current Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of DeITMC in the performance of its duties or from reckless disregard by DeITMC of its obligations and duties under the Current Sub-Advisory Agreement.

The Current Sub-Advisory Agreement may be terminated without penalty upon sixty (60) days’ written notice by either party, or by a majority vote of the outstanding voting securities of the Fund, and automatically

THE KOREA FUND, INC.    13

terminates in the event of the termination of the Fund’s currently effective investment advisory, management and administration agreement or in the event of its assignment.

DESCRIPTION OF NEW SUB-ADVISORY AGREEMENT AND COMPARISION OF NEW SUB-ADVISORY AGREEMENT AND CURRENT SUB-ADVISORY AGREEMENT

In addition to its parties, term dates and fees (described below), the provisions of the New Sub-Advisory Agreement of the Fund differ from those of Current Sub-Advisory Agreement by significantly expanding the services to be provided by the Sub-Adviser. Provisions of the New Sub-Advisory Agreement that have such an effect include:

•	RCM AP’s obligation to furnish continuously an investment program for the Fund and shall make investment decisions on behalf of the Fund and place all orders for the purchase and sale of the Fund’s portfolio securities. In the performance of its duties, RCM AP will (i) comply with the provisions of the Fund’s Articles of Incorporation, as amended, and Amended and Restated By-Laws, including any amendments thereto, and the investment objectives, policies and restrictions of the Fund, (ii) use its best efforts to safeguard and promote the welfare of the Fund and (iii) comply with other policies which the Fund’s Board of Directors or RCM SF, as the case may be, may from time to time determine. RCM AP and RCM SF will each make its officers and employees available to the other from time to time at reasonable times to review the investment policies of the Fund and to consult with each other and any other sub-adviser(s) to the Fund regarding the investment affairs of the Fund.

•	RCM AP’s obligation to be responsible, either directly or through others it selects, for the daily monitoring of the investment activities and portfolio holdings of the Fund’s portfolio in connection with the Fund’s compliance with the Fund’s investment objectives, policies and restrictions. RCM AP will also cooperate with and provide sufficient information to RCM SF to assist with its monitoring of the investment activities and portfolio holdings of the Fund in connection with the Fund’s overall compliance with the Investment Company Act of 1940, the Fund’s compliance with its investment objectives, policies and restrictions, and the Fund’s satisfaction of quarterly diversification requirements for qualification as a regulated investment company under the Internal Revenue Code of 1986 and the rules and regulations thereunder.

•	RCM AP’s obligation, at its expense, either directly or through others that it selects, to furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the Fund’s investment affairs, including verification and oversight of the pricing of the portfolio securities and other instruments comprising the Fund’s portfolio (but excluding determination of net asset value and shareholder accounting services).

•	RCM AP’s obligation, in the selection of brokers or dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, to seek to obtain for the Fund the most favorable price and execution available, except to the extent RCM AP may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, RCM AP, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Fund’s Board of Directors may determine, RCM AP shall not be

14    THE KOREA FUND, INC.

deemed to have acted unlawfully or to have breached any duty created by the New Sub-Advisory Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to RCM AP an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if RCM AP determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or RCM AP’s overall responsibilities with respect to the Fund and to other RCM AP clients as to which RCM AP exercises investment discretion. RCM SF agrees with RCM AP that any entity or person associated with RCM AP which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934.

COMPARISON OF FEES

In consideration of the services to be rendered under the New Sub-Advisory Agreement, RCM SF will pay RCM AP a monthly fee which, on an annual basis, is equal to 0.4000% per annum of the value of the Fund’s average daily net assets.

As described above, under the Current Sub-Advisory Agreement, DeIM paid DeITMC a monthly fee which, on an annual basis, is equal to 0.2875% of the value of the Fund’s net assets up to and including $50 million; 0.2750% of the value of such assets on the next $50 million; 0.2500% of the value of such assets on the next $250 million; 0.2375% of such assets on the next $400 million; and 0.2250% of such assets in excess of $750 million.

As of the end of the Fund’s last fiscal year, the Fund had net assets of $1.048 billion, and the investment manager paid an aggregate fee to the Sub-Adviser under its Current Sub-Advisory Agreement during such period equal to $3,403,137. Had the New Sub-Advisory Agreement been in effect during this period, the investment manager would have paid the Sub-Adviser an aggregate fee equal to $4,532,231 during such period. Thus, the aggregate fee under the New Sub-Advisory Agreement would have been 33% greater than the aggregate fee under the Current Sub-Advisory Agreement had the New Sub-Advisory Agreement been in effect during the Fund’s last fiscal year.

BOARD CONSIDERATIONS

Because RCM SF pays all sub-advisory fees under the New Sub-Advisory Agreement and remains fully responsible under the New Investment Management Agreement for the provision of such services as described above, the Board’s considerations in its approving the New Sub-Advisory Agreement are incorporated with its considerations in its approving the New Investment Management Agreement (See “Proposal 1- Board Considerations”).

INFORMATION ABOUT SUB-ADVISER

RCM AP was formed in 2006 and licensed by the Hong Kong SFC and the U.S. Securities and Exchange Commission in January of 2007. RCM AP is in the process of succeeding to all of Allianz Global Investors Hong Kong Limited’s equity management business in Hong Kong as part of a legal restructuring by Allianz Global Investors of its group companies in the Asia Pacific. RCM AP is located at 21/F, Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong the assets under management to which it will succeed to were approximately $10 billion as of December 31, 2006.

THE KOREA FUND, INC.    15

RCM AP is a wholly owned subsidiary of Allianz Global Investors Asia Pacific GmbH (“AGIAP”) of Nymphenburger Str. 112-116, D-80636, Munich,Germany. AGIAP is a German company that is wholly owned by Allianz Global Investors AG of Nymphenburger Str. 112-116, D-80636, Munich,Germany (“AGI”). RCM AP has its principal office at 21/F Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong. AGI acts as a holding company for the asset management business of Allianz SE. AGI is wholly owned by Allianz SE (“Allianz”) (74.47% is held directly by Allianz and the remaining share is held via Allianz-Argos 6 Vermögensverwaltungsgesellschaft mbH, which is wholly owned by Allianz Finanzbeteiligungs GmbH, which in turn is a wholly owned subsidiary of Allianz). Allianz’s principal executive offices are located at Koeniginstrasse 28, D-80802, Munich, Germany.

The name, address and principal occupation of each of RCM AP’s principal executive officers and directors are as follows:

Name	Address	Positions with RCM AP

Mark Konyn	21/F Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong	Director & Chief Executive Officer
Steve Bryant	21/F Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong	Director & Chief Operating Officer
Director & Chief Investment
Raymond Chan	21/F Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong	Officer & Chairman of the Hong Kong Balanced Investment Committee
Kent Rossiter	21/F Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong	Director & Head of Regional Asia Pacific Trading

To the Board’s knowledge, there are currently no officers or directors of the Fund who are also officers, employees, or directors of or owners of a material interest in RCM AP. In connection with the proposed transition of the Fund’s investment advisory arrangements, it has been proposed that the following employees of RCM AP’s affiliates will serve as officers of the Fund:

Name of Employee (RCM AP Affiliate Employer)	Proposed Position at the Fund

Robert J. Goldstein (an employee of RCM SF)	President
Youse Guia (an employee of Allianz Global Investors of America LP)	Chief Compliance Officer
Brian Shlissel (an employee of AGIFM)	Treasurer
Larry Altadonna (an employee of AGIFM)	Assistant Treasurer
Thomas Fuccillo (an employee of Allianz Global Investors of America LP)	Secretary
Lagan Srivastava (an employee of Allianz Global Investors of America LP)	Assistant Secretary

To the Board’s knowledge, no director of the Fund has any material interest, direct or indirect, in any material transactions since the beginning of the most recently completed fiscal year, or in any material proposed transactions, to which RCM AP or any of its parents or subsidiaries was or is to be a party.

16    THE KOREA FUND, INC.

REQUIRED VOTE

Approval of the New Sub-Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities.” The term “majority of the outstanding voting securities,” as defined in the 1940 Act and as used in this Proxy Statement, means: the affirmative vote of the lesser of (i) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund.

The directors of The Korea Fund unanimously recommend that stockholders of The Korea Fund vote FOR the approval of the New Sub-Advisory Agreement.

THE KOREA FUND, INC.    17

PROPOSAL 3. APPROVAL OF ISSUANCE OF FUND SHARES AT A PRICE BELOW NET ASSET VALUE IN CONNECTION WITH A CAPITAL GAINS DISTRIBUTION PAYABLE IN FUND SHARES OR, AT THE ELECTION OF THE STOCKHOLDER, IN CASH:

As discussed above in Proposal 1, it is expected that RCM SF and RCM AP will make substantial changes to the Fund’s current holdings, which in connection with the transition of the portfolio will likely result in the realization of a significant amount of capital gains. As a result, the Fund will realize large amounts of long-term capital gains. Under the U.S. Internal Revenue Code (the “Code”), the Fund is required each calendar year to distribute at least 98% of its capital gain net income for the 12-month period ending on October 31st in order to avoid an excise tax; in addition, the Fund would bear tax at the Fund level on any net capital gain income that is not distributed. If the Fund makes a capital gains distribution in cash and the Fund remains fully invested, it will need to sell additional portfolio securities to raise the cash to make the distribution. These additional sales will cause the Fund to realize additional capital gains that in turn must be distributed. As a result of this “cascade,” the Fund would shrink, likely causing an increase in the Fund’s expense ratio.

In an effort to reduce the need for the Fund to raise cash to make the distribution (and thereby reduce the effect of any “cascade”), the Fund intends to make all or part of its capital gains distribution in newly issued Fund shares or, at the election of the stockholder, in cash (a “Cash Election Dividend”). Stockholders that do not make any election, or whose elections are not received before an appropriate deadline, would receive the distribution in Fund shares.

Shares issued pursuant to the Cash Election Dividend would be issued at the lower of (i) market price as of a date close to the payment date and (ii) net asset value (“NAV”) on the pricing date, but not less than 95% of the closing price on that date. Because the Fund shares have typically traded at a discount to NAV, it is likely that the shares issued pursuant to the Cash Election Dividend would be issued at a price below NAV.

The full amount of the Cash Election Dividend, whether received in additional Fund shares or cash, will be reportable by stockholders who are U.S. taxpayers as long-term capital gain on their U.S. federal income tax returns. In addition, whether paid in cash or additional Fund shares, the amounts distributed will be net of any applicable withholding taxes.

If the shares are issued at less than NAV, the issuance of such shares will result in dilution of the aggregate NAV of the shares of the Fund held by those stockholders who elect to receive the Cash Election Dividend in cash, and such stockholders will, upon completion of the Fund’s payment of the Cash Election Dividend, own a smaller proportional interest in the Fund.

Rule 312.03 of the New York Stock Exchange (“NYSE”) requires that NYSE-listed companies such as the Fund obtain shareholder approval prior to issuing an amount of shares representing 20% or more of the voting power outstanding prior to the issuance of such shares. Rule 312.03 also requires the Fund to obtain shareholder approval prior to issuing shares to any substantial security holder of the Fund. Depending on the identity and number of Fund shares held by persons electing to receive cash in the Cash Election Dividend, the dividend could involve an issuance of 20% or more of the Fund’s pre-issuance outstanding shares, and it could also involve an issuance of shares to a substantial stockholder of the Fund. See “Additional Information” below for disclosure as to stockholders beneficially owning more than 5% of the Fund’s outstanding shares.

In addition, Section 23(b) of the Investment Company Act of 1940 (the “1940 Act”) restricts registered closed-end funds such as the Fund from issuing their stock at a price below NAV, although, among other exceptions, it permits such issuances “with the consent of a majority of its common stockholders.” At the

18    THE KOREA FUND, INC.

Meeting, you will be asked to approve the Fund’s ability to issue its stock at a price below NAV in connection with its intended Cash Election Dividend. While the Fund does not believe that Section 23(b) requires stockholder approval for the Fund to pay a Cash Election Dividend, the Fund believes that obtaining stockholder approval would better ensure the Fund’s compliance with this provision of the 1940 Act. In other words, except to the extent required under the NYSE rules, any decision of the Fund’s Board of Directors to pay a Cash Election Dividend is not conditioned on the results of the stockholders’ vote on this proposal.

REQUIRED VOTE

Under the rules of the NYSE, an issuance of shares representing 20% or more of the Fund’s pre-issuance outstanding voting power, or an issuance to a substantial security holder of the Fund, requires approval by a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. In addition, approval of the Fund’s ability to sell its stock at a price below NAV pursuant to Section 23(b)(2) of the 1940 Act requires the affirmative vote of a majority of its common stockholders.

The directors of The Korea Fund unanimously recommend that stockholders of The Korea Fund vote FOR the approval of the Fund’s ability to sell its stock at a price below NAV in connection with its Cash Election Dividend.

THE KOREA FUND, INC.    19

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 30(h) of the 1940 Act, as applied to a closed-end management investment company, require the Fund’s Directors and executive officers, the Fund’s investment manager (RCM SF, beginning April 1, 2007), affiliates of the Fund’s investment manager, the Fund’s sub-adviser (RCM AP, beginning April 1, 2007), and persons who beneficially own more than ten percent of a registered class of the Fund’s outstanding securities (all such persons collectively, “Reporting Persons”) to file reports of ownership of the Fund’s securities and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulations to furnish the Fund with copies of all such filings.

Based on a review of reports filed by the Fund’s Directors and executive officers, the Fund’s investment manager, officers and Directors of the investment manager, and affiliated persons of the Fund’s investment manager, and written representations by the Reporting Persons that no year-end reports were required for such persons, all filings required by Section 16(a) of the Exchange Act for the fiscal year ended June 30, 2006 were timely; however, John Robbins, the Chief Compliance Officer of the Fund’s previous investment manager, filed a Form 3 twenty-seven days late. As a convenience to the Directors, the Fund’s investment manager assists the Directors in making their Section 16 filings.

According to a Schedule 13F filing made with the SEC on February 6, 2007, the following stockholder owned beneficially more than 5% of the Fund’s outstanding common stock:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class

Common Stock	City of London Investment Group, PLC	5,596,738 shares[1]	20.754%
	c/o City of London Investment Management Company, Limited, 10 Eastcheap, London, EC3M ILX, England

1	City of London Investment Group, PLC held sole voting power and sole investment power with respect to the above number of shares. City of London Investment Group, PLC held 5,596,738 shares, or 20.754% of the Fund’s outstanding stock, through its control of City of London Investment Management Company Limited.

Except as noted above, to the best of the Fund’s knowledge, as of February 21, 2007, no other person owned beneficially more than 5% of the Fund’s outstanding stock.

Stockholder Communications with Directors

The Fund has established procedures for stockholders to send communications to the Board of Directors. Communications should be sent in writing to the Board of Directors of The Korea Fund, Inc., c/o Thomas J. Fuccillo, Secretary to the Fund, Allianz Global Investors, 1345 Avenue of the Americas, New York, New York 10105. The Secretary of the Fund will promptly forward copies of all written correspondence to the Directors.

20    THE KOREA FUND, INC.

Service Providers

Beginning April 1, 2007, RCM SF will serve as the Fund’s interim investment manager under the interim management agreement. The address of RCM SF is Four Embarcadero Center, San Francisco, California 94111.

Beginning April 1, 2007, RCM AP will serve as the Fund’s interim sub-adviser under the interim sub-advisory agreement between RCM SF and RCM AP. The address of RCM AP is 21/F., Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong.

Beginning April 1, 2007, AGIFM will serve as the Fund’s sub-administrator under the sub-administration agreement between RCM SF and AGIFM. The address of AGIFM is 1345 Avenue of the Americas, New York, New York 10105.

Other Matters

The Board of Directors does not know of any matters to be brought before the Meeting other than those mentioned in this Proxy Statement. The appointed proxies will vote on any other business that comes before the Meeting or any adjournment or postponement thereof in their discretion.

Miscellaneous

Proxies will be solicited by mail and may be solicited in person or by telephone by officers of the Fund or personnel of RCM SF. The Fund has retained Morrow & Co., Inc. (“Morrow”), located at 470 West Avenue, Stamford, Connecticut 06902, to assist in the proxy solicitation. Morrow will be paid a fee not to exceed $10,000 plus expenses. The costs and expenses connected with the solicitation of proxies by the Fund’s officers or Morrow, in person or by telephone, will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund’s shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

Solicitation of proxies is being made primarily by the mailing of this Proxy Statement with its enclosures on or about March 2, 2007. As mentioned above, Morrow will assist in the solicitation of proxies.

As the meeting date approaches, certain stockholders may receive telephone calls from representatives of Morrow if their votes have not been received. Authorization to permit Morrow to execute proxies may be obtained by telephonic instructions or electronically transmitted instructions from stockholders of the Fund. If proxies are obtained telephonically, they will be recorded in accordance with procedures that are consistent with applicable law and that the Fund believes are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, the stockholder may still submit the proxy card originally sent with this Proxy Statement. Should stockholders require additional information regarding the proxy or a replacement proxy card, they may contact Morrow toll-free at 1-800-607-0088. Any proxy given by a stockholder is revocable until voted at the Meeting. See “Proxy Statement — General.”

In the event that sufficient votes in favor of any proposal set forth in the Notice of this Meeting are not received by April 11, 2007, the persons named as appointed proxies on the enclosed proxy card may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes entitled to be cast at the session of the Meeting to be

THE KOREA FUND, INC.    21

adjourned. The persons named as appointed proxies on the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

Stockholder Proposals

Stockholders wishing to submit proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the Fund’s 2007 annual meeting of stockholders, which is expected to be held in October 2007, should send their written proposals to Secretary of the Fund, c/o Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, NY 10105, by May 4, 2007. The timely submission of a proposal does not guarantee its inclusion.

For nominations of candidates for election as Directors (other than nominations made by or at the recommendation of the Directors) or other business to be properly brought before the annual meeting by a stockholder, the stockholder must comply with the Fund’s By-Laws, which, among other things, require that the stockholder must give timely notice thereof in writing to the Secretary of the Fund, the stockholder must be a stockholder of record, and the notice must contain the information about the nomination or other business that is required by the Fund’s By-Laws. To be timely, any such notice must be delivered to or mailed by certified mail, return receipt requested, and received at the principal executive offices of the Fund not later than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that if less than 100 days’ notice or prior public disclosure is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the annual or special meeting was given or such public disclosure was made.

The Fund may exercise discretionary voting authority with respect to stockholder proposals for the 2007 meeting of stockholders that are not included in the proxy statement and form of proxy, if notice of such proposals is not received by the Fund at the above address within the time frame indicated above. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

By order of the Board of Directors,

John Millette
Secretary

345 Park Avenue
New York, NY 10154

March 2, 2007

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Exhibit A

FORM OF NEW INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT, dated and effective as of [Date], 2007 between THE KOREA FUND, INC., a Maryland corporation (herein referred to as the “Fund”), and RCM CAPITAL MANAGEMENT LLC, a Delaware limited liability company (herein referred to as the “Manager”).

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed by the parties as follows:

1.	The Manager hereby undertakes and agrees, upon the terms and conditions herein set forth, (i) to make investment decisions for the Fund, to prepare and make available to the Fund research and statistical data in connection therewith and to supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out the transactions, all in accordance with the Fund’s investment objectives and policies and in accordance with guidelines and directions from the Fund’s Board of Directors; (ii) to assist the Fund as it may reasonably request in the conduct of the Fund’s business, subject to the direction and control of the Fund’s Board of Directors; (iii) to maintain or cause to be maintained for the Fund all books, records, reports and any other information required under the Investment Company Act of 1940, as amended (the “1940 Act”), and to furnish or cause to be furnished all required reports or other information under Korean securities laws, to the extent that such books, records and reports and other information are not maintained or furnished by the custodian or other agents of the Fund; (iv) to render to the Fund administrative services such as preparing reports to and meeting materials for the Fund’s Board of Directors and reports and notices to stockholders, preparing and making filings with the Securities and Exchange Commission (the “SEC”) and other regulatory and self-regulatory organizations, including preliminary and definitive proxy materials and post-effective amendments to the Fund’s registration statement on Form N-2 under the Securities Act of 1933, as amended, and the 1940 Act, as amended from time to time, providing assistance in certain accounting and tax matters and investor and public relations, monitoring the valuation of portfolio securities, assisting in the calculation of net asset value and calculation and payment of distributions to stockholders, and overseeing arrangements with the Fund’s custodian, including the maintenance of books and records of the Fund; and (v) to pay the reasonable salaries, fees and expenses of such of the Fund’s officers and employees (including the Fund’s shares of payroll taxes) and any fees and expenses of such of the Fund’s directors as are directors, officers or employees of the Manager; provided, however, that the Fund, and not the Manager, shall bear travel expenses (or an appropriate portion thereof) of directors and officers of the Fund who are directors, officers or employees of the Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof or advisers thereto. The Manager shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Fund other than those specifically allocated to the Manager in this paragraph 1. In particular, but without limiting the generality of the foregoing, the Manager shall not be responsible, except to the extent of the reasonable compensation of such of the Fund’s employees as are directors, officers or employees of the Manager whose services may be involved, for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including overhead or employee costs of the Manager or of any one or more organizations retained by the Fund or by the Manager as Korean adviser of the Fund); fees payable to the Manager and to any advisor or consultants, including an advisory board, if applicable; legal expenses; auditing and

THE KOREA FUND, INC.    A-1

accounting expenses; telephone, telex, facsimile, postage and other communication expenses; taxes and governmental fees; stock exchange listing fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund’s custodians, subcustodians, transfer agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering or qualifying securities of the Fund for sale; expenses relating to investor and public relations; freight, insurance and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to stockholders; costs of stationery; costs of stockholders’ and other meetings; litigation expenses; or expenses relating to the Fund’s dividend reinvestment and cash purchase plan (except for brokerage expenses paid by participants in such plan).

2.	Subject to the prior approval of a majority of the members of the Fund’s Board of Directors, including a majority of the Directors who are not “interested persons,” as defined in the 1940 Act, the Manager may, through a sub-advisory agreement or other arrangement, delegate to any other company that it controls, is controlled by, or is under common control with, or to specified employees of any such companies, or to more than one such company, to the extent permitted by applicable law, certain of its duties enumerated in section 1 hereof; provided, that the Manager shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve the Manager of any of its obligations hereunder.

Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by the Manager under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by the Manager, subject to the prior approval of the members of the Fund’s Board of Directors who are not “interested persons,” as defined in the 1940 Act.

3.	In connection with the rendering of the services required under paragraph 1, the Fund and the Manager have entered into an agreement dated the date hereof with RCM Asia Pacific Limited (“RCM AP”) to furnish investment advisory services to the Manager pursuant to such agreement, and the Manager and Allianz Global Investors Fund Management LLC (“AGIFM”) have entered into a Sub-Administration Agreement pursuant to which AGIFM will furnish administrative services to the Fund. The Manager may also contract with or consult with such banks, other securities firms or other parties in Korea or elsewhere as it may deem appropriate to obtain information and advice, including investment recommendations, advice regarding economic factors and trends, advice as to currency exchange matters, and clerical and accounting services and other assistance, but any fee, compensation or expenses to be paid to any such parties shall be paid by the Manager, and no obligation shall be incurred on the Fund’s behalf in any such respect.

4.	In the selection of brokers or dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Manager shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Manager, bearing in mind the Fund’s best interests at all

A-2    THE KOREA FUND, INC.

times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Fund’s Board of Directors may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the Fund and to other clients of the Manager as to which the Manager exercises investment discretion. The Fund hereby agrees with the Manager that any entity or person associated with the Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934 (the “1934 Act”).

5.	The Fund agrees to pay to the Manager in United States dollars, as full compensation for the services to be rendered and expenses to be borne by the Manager hereunder, a monthly fee which, on an annual basis, is equal to 0.750% per annum of the value of the Fund’s average daily net assets up to and including $250 million of assets; 0.725% per annum of the value of the Fund’s average daily net assets on the next $250 million of assets;. 0.700% per annum of the value of the Fund’s average daily net assets on the next $250 million of assets; 0.675% per annum of the value of the Fund’s average daily net assets on the next $250 million of assets; and 0.650% per annum of the value of the Fund’s average daily net assets in excess of $1 billion. The fees payable to the Manager shall be computed and accrued daily and paid monthly. If the Manager shall serve for less than any whole month, the foregoing compensation shall be prorated.

The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the Articles of Incorporation and By-laws of the Fund, as amended from time to time.

6.	The Manager agrees that it will not make a short sale of any capital stock of the Fund or purchase any share of the capital stock of the Fund otherwise than for investment.

7.	In executing transactions for the Fund and selecting brokers or dealers, the Manager shall use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Manager shall consider on a continuing basis all factors it deems relevant, including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Manager may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Manager or an affiliate exercises investment discretion.

8.	Nothing herein shall be construed as prohibiting the Manager from providing investment advisory services to, or entering into investment advisory agreements with, other clients (including other registered investment companies), including clients which may invest in securities of Korean issuers, or from

THE KOREA FUND, INC.    A-3

utilizing (in providing such services) information furnished to the Manager by RCM AP and others as contemplated by sections 1 and 3 of this Agreement or by advisors and consultants to the Fund and others; nor shall anything herein be construed as constituting the Manager as an agent of the Fund.

Whenever the Fund and one or more other accounts or investment companies advised by the Manager have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by the Manager to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by the Manager to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. In addition, the Fund acknowledges that the persons employed by the Manager to assist in the performance of the Manager’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Manager or any affiliate of the Manager to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

9.	The Manager may rely on information reasonably believed by it to be accurate and reliable. Neither the Manager nor its officers, directors, employees or agents shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith, or gross negligence on the part of the Manager in the performance of its duties or by reason of reckless disregard on the part of the Manager of its obligations and duties under this Agreement. Any person, even though also employed by the Manager, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Manager.

10.	This Agreement shall be in effect until September 30, 2008 and shall continue in effect from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund’s Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund’s Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time without penalty, on 60 days’ written notice, by the Fund’s Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund, or by the Manager.

This Agreement shall automatically be terminated in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Manager’s business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Manager’s business shall not be deemed to be an assignment for the purposes of this Agreement. Any notice to the Fund or the Manager shall be deemed given when received by the addressee.

11.	This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto, except as permitted under the 1940 Act or rules and regulations adopted thereunder. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii)

A-4    THE KOREA FUND, INC.

a majority of the members of the Fund’s Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

12.	This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms “interested person,” “assignment,” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act.

13.	This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

14.	This Agreement supersedes all prior investment advisory, management, and/or administration agreements in effect between the Fund and the Manager.

THE KOREA FUND, INC.    A-5

IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

THE KOREA FUND, INC.

By:
Name:
Title:

RCM CAPITAL MANAGEMENT LLC

By:
Name:
Title:

A-6    THE KOREA FUND, INC.

Exhibit B

FORM OF NEW SUB-ADVISORY AGREEMENT

RCM CAPITAL MANAGEMENT LLC
Four Embarcadero Center, Suite 3000, San Francisco, CA

RCM ASIA PACIFIC LIMITED
21/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong

RCM Capital Management LLC (“RCM” or “we”) have entered into an Investment Management Agreement (the “Management Agreement”) dated as of [          ], 2007, with The Korea Fund, Inc., a Maryland corporation, (the “Fund”), pursuant to which we act as investment manager of the Fund. A copy of the Management Agreement has been previously furnished to you. In furtherance of such duties to the Fund, and with the approval of the Fund, we wish to avail ourselves of your investment advisory services. Accordingly, with the acceptance of the Fund, we hereby agree with you as follows for the duration of this Agreement:

1.	You shall furnish continuously an investment program for the Fund and shall make investment decisions on behalf of the Fund and place all orders for the purchase and sale of the Fund’s portfolio securities. In the performance of its duties, you shall (i) comply with the provisions of the Fund’s Articles of Incorporation, as amended, and Amended and Restated Bylaws, including any amendments thereto (upon your receipt of such amendments), and the investment objectives, policies and restrictions of the Fund, (ii) use your best efforts to safeguard and promote the welfare of the Fund and (iii) comply with other policies which the Fund’s Board of Directors or RCM, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to you in writing. You and RCM shall each make its officers and employees available to the other from time to time at reasonable times to review the investment policies of the Fund and to consult with each other and any other sub-adviser(s) to the Fund regarding the investment affairs of the Fund.

2.	You shall be responsible, either directly or through others you select, for the daily monitoring of the investment activities and portfolio holdings of the Fund’s portfolio in connection with the Fund’s compliance with the Fund’s investment objectives, policies and restrictions. You shall also cooperate with and provide sufficient information to RCM to assist us with our monitoring of the investment activities and portfolio holdings of the Fund in connection with the Fund’s overall compliance with the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder (the “1940 Act”), the Fund’s compliance with its investment objectives, policies and restrictions, and the Fund’s satisfaction of quarterly diversification requirements for qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder. Notwithstanding the investment discretion delegated to you in section (1) above, you shall act in accordance with any instructions that RCM gives you with respect to the investment activities of the Fund to ensure the Fund’s compliance with the foregoing.

3.	You, at your expense, either directly or through others that you select, shall furnish (i) all necessary investment and management facilities, including salaries of personnel, required for you to execute your duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the Fund’s investment affairs, including verification and oversight of the pricing of the portfolio securities and other instruments comprising the Fund’s portfolio (but excluding determination of net asset value and shareholder accounting services).

THE KOREA FUND, INC.    B-1

4.	In the selection of brokers or dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, you shall seek to obtain for the Fund the most favorable price and execution available, except to the extent you may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using your best efforts to obtain for the Fund the most favorable price and execution available, you, bearing in mind the Fund’s best interests at all times, shall consider all factors you deem relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Fund’s Board of Directors may determine, you shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of your having caused the Fund to pay a broker or dealer that provides brokerage and research services to you an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if you determine in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or your overall responsibilities with respect to the Fund and to other clients of yours as to which you exercise investment discretion. RCM hereby agrees with you that any entity or person associated with you which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934 (the “1934 Act”).

5.	We shall pay in United States dollars to you, as compensation for the services to be rendered by you hereunder, a monthly fee which, on an annual basis, is equal to 0.4000% per annum of the value of the Fund’s average daily net assets. The fees payable to you shall be computed and accrued daily and paid monthly. If you shall serve for less than any whole month, the foregoing compensation shall be prorated.

The value of the net assets of the Fund shall be determined pursuant to applicable provision of the Certificate of Incorporation and By-laws of the Fund.

We shall work with you, in order to make our relationship as productive as possible for the benefit of the Fund, to further the development of your ability to provide the services contemplated by Sections 1 and 2. To this end we agree to work with you to assist you in developing your research techniques, procedures and analysis.

6.	You agree that you will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund otherwise than for investment.

7.	Your services to us are not to be deemed exclusive and you are free to render similar services to others, except as otherwise provided in Sections 1 and 2 hereof.

8.	Nothing herein shall be construed as constituting you an agent of us or of the Fund.

9.	You represent and warrant that you are registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, and are licensed by the Hong Kong Securities and Futures Commission for Types 1, 2, 4, 5 and 9 regulated activities pursuant to the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong (“SFO”) with CE no. AOA171. You agree to maintain such registration and license in effect during the term of this Agreement. You undertake to notify us in

B-2    THE KOREA FUND, INC.

the event of any material change in the information provided by you in this Agreement within a reasonable time after the change.

10.	Neither you nor any affiliate of yours shall receive any compensation in connection with the placement or execution of any transaction for the purchase or sale of securities or for the investment of funds on behalf of the Fund, except that you or your affiliates may receive a commission, fee or other remuneration for acting as broker in connection with the sale of securities to or by the Fund, if permitted under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

11.	We and the Fund agree that you may rely on information reasonably believed by you to be accurate and reliable. We undertake to notify you in the event of any material change in the information provided to you in this Agreement within a reasonable time after the change. We and the Fund further agree that neither you nor your officers, directors, employees or agents shall be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reason of reckless disregard of your obligations and duties under this Agreement.

12.	This Agreement shall remain in effect until [ ], 200[ ] and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund’s Board of Directors who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund’s Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time, without penalty, by the Fund’s Board of Directors or by vote of holders of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice delivered or sent by registered mail, postage prepaid, to you, at your address given above or at any other address of which you shall have notified us in writing, or by you upon 60 days’ written notice to us and to the Fund, and shall automatically be terminated in the event of its assignment or of the termination (due to assignment or otherwise) of the Management Agreement, provided that an assignment to a corporate successor to all or substantially all of your business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of your business shall not be deemed to be an assignment for purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.

13.	This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund; and (ii) a majority of the members of the Fund’s Board of Directors who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval.

14.	Any notice hereunder shall be in writing and shall be delivered in person or by facsimile (followed by mailing such notice, air mail postage paid, the day on which such facsimile is sent).

Addressed

THE KOREA FUND, INC.    B-3

If to RCM Capital Management LLC, to:

Four Embarcadero Center, Suite 3000
San Francisco, CA 94127, USA
Attention: General Counsel

If to RCM Asia Pacific Limited, to:

21/F, Cheung Kong Center,
2 Queen’s Road Central, Hong Kong
Attention: Chief Executive Officer

or to such other address as to which the recipient shall have informed the other party.

Notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and if by facsimile and mail, the date on which such facsimile and confirmatory letter are sent.

15.	This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein the terms “interested person,” “assignment,” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

RCM CAPITAL MANAGEMENT LLC

By:
Name:
Title:

B-4    THE KOREA FUND, INC.

The foregoing agreement is hereby accepted as of the date first above written.

RCM ASIA PACIFIC LIMITED

By:
Name:
Title:

Accepted:

THE KOREA FUND, INC.

By:
Name:
Title:

THE KOREA FUND, INC.    B-5

PROXY
THE KOREA FUND, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Special Meeting of Stockholders—April 11, 2007
The undersigned hereby appoints Thomas Fuccillo, Brian Schlissel and Lawrence Altadonna and each of them, the proxies of the undersigned, with full power of substitution in each of them, to represent the undersigned and to vote all shares of The Korea Fund, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of The Korea Fund, Inc. at 4:00 p.m., Eastern time, on April 11, 2007, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement and revokes any proxy previously given with respect to the meeting.
THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE UNDERSIGNED’S VOTE WILL BE CAST “FOR” EACH PROPOSAL.
PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED.
SEE REVERSE SIDE

▲ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE ▲

The Board of Directors of the Fund recommends that Stockholders vote “FOR” Proposals 1, 2, and 3.	PLEASE MARK VOTES AS IN THIS EXAMPLE	☒

		FOR	AGAINST	ABSTAIN
1.	THE APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT BETWEEN THE FUND AND RCM CAPITAL MANAGEMENT LLC	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	THE APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT BETWEEN RCM CAPITAL MANAGEMENT LLC, AND RCM ASIA PACIFIC LIMITED	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	THE APPROVAL OF THE ISSUANCE OF FUND SHARES AT A PRICE BELOW NET ASSET VALUE IN CONNECTION WITH A CAPITAL GAINS DISTRIBUTION PAYABLE IN FUND SHARES (VALUED AT THE LOWER OF MARKET PRICE OR NET ASSET VALUE) OR, AT THE ELECTION OF THE STOCKHOLDER, IN CASH	☐	☐	☐

The Proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments or postponements thereof.

Date:	, 2007

Signature(s)

Signature(s)
PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL.

▲ FOLD AND DETACH HERE ▲

VOTE BY TELEPHONE OR INTERNET QUICK « « « EASY « « « IMMEDIATE
THE KOREA FUND, INC. OFFERS STOCKHOLDERS OF RECORD
THREE WAYS TO VOTE YOUR PROXY
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.
TELEPHONE VOTING
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-550-3742, 24 hours a day, 7 days a week. You will be asked to enter the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 11:59 p.m., Eastern time, on April 10, 2007.
INTERNET VOTING
Visit the Internet voting Web site at www.proxyvoting.com/kf. Enter the CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 p.m., Eastern time, on April 10, 2007.
VOTING BY MAIL
Simply sign and date your proxy card and return it in the postage-paid envelope to Proxy Services Corporation, 200A Executive Drive, Edgewood, New York 11717. If you are voting by telephone or the Internet, please do not mail your proxy card.

Control Number for
Internet/Telephone Voting